UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 6, 2002


                          MOUNTAIN STATES CAPITAL, INC.
             (Exact name of Registrant as specified in its Charter)


         Arizona                         333-36964                86-0859332
(State or other jurisdiction            (Commission             (IRS Employer
    of incorporation)                   File Number)         Identification No.)


                  1407 East Thomas Road, Phoenix, Arizona 85014
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (602) 954-4000

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     Global  Investment  Consultants,  LLC, an Arizona limited liability company
("Global"), reportedly completed on February 7, 2002 the purchase from Chad Collins of one million (1,000,000) shares of the common stock of Registrant Mountain States Capital, Inc. ("Mountain States"). The shares that Mountain States believes were bought and sold represent all of the issued and outstanding common shares of Mountain States. A principal member or owner of Global is said to be Global Financial Investments, LLC, an Arizona limited liability company. Individual owners or members of Global, and of Global Financial Investments, LLC are said to include Dustin Bowen and Chris Preisel.

     On January 22, 2002 Chad Collins and Kim Collins apparently signed documents relating to the stock sale and resigned as officers and directors of Mountain States. On January 23, 2002 Alfred J. Bowen and Dustin Bowen, father and son, occupied the former offices of Kim and Chad Collins and began to direct Mountain States' operations as its sole directors and as its officers. On February 5, 2002 James K. Farrelly tendered a letter to Mountain States resigning as Senior Vice President and Director. On February 8, 2002 Alfred J. Bowen resigned as President and Director of Mountain States and Chris Preisel was appointed to the office of President and elected a Director of Mountain States.

     Whether Global was a definitive shareholder of Mountain States from January 22, 2002 until February 7, 2002 is a matter of controversy. In court proceedings and in other communications, Global asserts that the sale of stock was not final on January 22, 2002, but was subject at that time to conditions or contingencies which were not yet satisfied. As of February 7, 2002 Global states that it has become a shareholder of Mountain States and that a change in control has taken place, based on transfer of all of the common shares (the only voting shares) of Mountain States. The transfer has not been finalized on the share transfer records of Mountain States. No indorsed certificate has yet been presented to Mountain States, nor a new certificate issued.

     The purchase and sale agreement between Global and Chad Collins is apparently subject to a covenant of confidentiality. The Bankruptcy Court for the District of Arizona in a Hearing on February 11, 2002 considered ordering disclosure of the terms of the agreement, but declined to do so. Mountain States has confirmed from its own sources, that as part of the transaction a check for $30,000.00 was issued to the order of "G.F.I. Global Financial", which was endorsed to, and negotiated by Chad Collins, and that a check for $30,000.00 was issued by Global or Global Financial Investments, LLC to the order of Mountain States, but that the last-mentioned check was returned for insufficient funds. Aside from the aforementioned elements, the amount and source(s) of the consideration used to purchase the stock, the timing of payments, if any; conditions precedent (if any) to payments; whether consideration was borrowed, or is deferred, or may be payable other than in cash; and all other similar terms, provisions and issues are unknown to Mountain States. Mountain States has been unable to confirm whether informal statements about the operative effects of the agreement are accurate.

     Mountain States is not aware of any loans or pledges obtained by the new control group for the purpose of acquiring control. Mountain States is likewise unaware of any arrangements or understandings among members of both the old and new control groups and their associates with respect to election of directors or other matters. Mountain States is not aware of any arrangements which may result in a change in control of Mountain States, other than the bankruptcy proceeding detailed below, or arrangements arising as a consequence thereof.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     Heritage West Securities, Inc., James K. Farrelly and Central Avenue Fund, LLC (the "Petitioners") filed an Involuntary Petition (Chapter 11) against Mountain States on February 6, 2002, Case No. 02-01798-PHX-GBN, and caused the Petition to be served on Mountain States that day. Thereafter, on February 11, 2002, a hearing was held on an accelerated basis to consider Petitioners' Motions to appoint an interim trustee, and to immediately transfer control of Mountain States' business to the interim trustee after appointment. The Bankruptcy Court entered an order granting the Motions, and on February 12, 2002 Louie A. Mukai was appointed interim trustee and accepted his appointment. Mr. Mukai is an Arizona-licensed certified public accountant.

     Pursuant to the Court's Order, Alfred J. Bowen, Dustin Bowen and Chris Preisel are not involved in Mountain States' management, and they are not present at Mountain States' offices. Pursuant to their sale of stock and resignations as officers and directors, Chad Collins and Kim Collins are likewise not involved in Mountain States' management, and not present at Mountain States' offices. Mountain States is continuing to do business, but under the interim trustee's authority and supervision, and not as a debtor in possession.

     As of the date of this Report, only a few days have passed since the Bankruptcy Petition was filed and since the trustee took control of Mountain States. No Plan of Reorganization has yet been proposed or approved. Documents relating to the bankruptcy case are available at the United States Bankruptcy
Court for the District of Arizona at 2929 North Central Avenue, 9th Floor, Phoenix, AZ 85067-4151. Some documents may be available via internet.

     Because of the short time period since appointment, the Trustee is relying on information he has been unable to independently verify before signing this report.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Clancy and Co., P.L.L.C., Registrant's independent accountant, resigned on February 12, 2002. Clancy and Co.'s report for the past two years did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years, and the subsequent interim period through February 12, 2002, there were no disagreements with Clancy and Co., P.L.L.C. on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Clancy and Co., P.L.L.C., would have caused it to make reference to the subject matter of the disagreements in connection with its report.

No new independent accountant has been engaged at this time as principal accountant to audit Mountain States' financial statements.

ITEM 5. OTHER EVENTS

The Interim Trustee has encountered anectodal evidence that the allowance for doubtful accounts for Mountain States' "Notes Receivable" account and perhaps for Mountain States' "Accounts Receivable" account may be understated. The Interim Trustee has begun to review the "Notes Receivable" and "Accounts Receivable" accounts to determine if the related allowance for doubtful accounts may be understated, and if so, to what extent.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements -- None

Exhibit
Number              Description
------              -----------
Exhibit 16          Letter re change in certifying accountant

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MOUNTAIN STATES CAPITAL, INC.

                                  /s/ Louie A. Mukai
                                  ---------------------------------
                                  Name: Louie A. Mukai
                                  Title: Interim Trustee for Mountain States
                                         Capital, Inc.
                                  by Order of the United States Bankruptcy Court for the District of Arizona in
                                  Case 02-07198-PHX-GBN